Exhibit 21  Subsidiaries of the Registrant

                                                        State of
Name under which Subsidiary does Business            Incorporation

Accurate Data On-Line Corp.                       Florida
Aspen Investment Alliance, Inc.                   Colorado
BMS On-Line Services, Inc.                        Maine
BMS Management Services, Inc.                     Maine
BankLink, Inc.                                    New York
Cadre, Inc.                                       Connecticut
Data Link Systems, Inc.                           Indiana
FIserv Atlanta, Inc.                              Georgia
FIserv Basis, Inc.                                Georgia
FIserv Boston, Inc.                               Massachusetts
FIserv CIR, Inc.                                  Delaware
Citizens Financial Corporation d/b/a
FIserv Cleveland, Inc.                            Ohio
FIserv Data Pro Card Services, Inc.               Indiana
FIserv Des Moines, Inc.                           Iowa
FIserv EFT, Inc.                                  Oregon
FIserv Federal Systems, Inc.                      Delaware
FIserv Financial Systems, Inc.                    Texas
FIserv Financial Systems of Florida, Inc.         Florida
FIserv Fresno, Inc.                               California
FIserv Government Services, Inc.                  Delaware
FIserv Joint Venture, Inc.                        Delaware
FIserv Minneapolis, Inc.                          Minnesota
FIserv New Haven, Inc.                            Connecticut
FIserv Pittsburgh, Inc.                           Pennsylvania
FIserv St. Paul, Inc.                             Minnesota
FIserv San Diego, Inc.                            California
FIserv Seattle, Inc.                              Washington
Fiserv Solutions, Inc.                            Wisconsin
FIserv Spokane, Inc.                              Washington
FIserv Tampa, Inc.                                Florida
FIserv (Europe) Ltd.                              United Kingdom
FIserv (ASPAC) Pte., Ltd.                         Singapore
First Retirement Marketing, Inc.                  Colorado
First Trust Corporation                           Colorado
Information Technology, Inc.                      Nebraska
Integrated Business Systems                       California
Lincoln Trust Company                             Colorado
Lincoln Retirement Services, Inc.                 California
LT Securities                                     Colorado
National Embossing Company                        Texas
NewFit Co.                                        Iowa
Sendero Corporation                               Arizona
Sendero (ASPAC) Pte. Ltd.                         Singapore
SRS, Inc.                                         Texas
Summit Information Systems Corp.                  Oregon
The Affinity Group, Inc.                          Colorado